UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event): August 30, 2024

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-14310

Delaware	41-1838504
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

551 Madison Ave Suite 800 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 220-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	None

Item 1.01 Entry into a Material Definitive Agreement.

Purchase of Additional Mortgage Servicing Rights

Pursuant to the terms of the previously filed Reference Spread Payment Agreement (the “RSPA”), dated September 29, 2023, GlassBridge Enterprises, Inc. (the “Company”) purchased additional Mortgage Servicing Rights (“MSRs”) and assumed related obligations from Greenway Mortgage Holding Corporation (“Greenway”) on August 30, 2024 (the “Subsequent Closing”). Under the transaction, the Company acquired the MSRs for certain additional fixed rate residential Mortgage Loans with an aggregate value of approximately $967,179,604.43, for a total purchase price of approximately $12.6 Million (with approximately $11.4 Million of the purchase price due at closing; an additional 5% to be paid two (2) business days after the transfer date and an additional 5% to be paid upon the Company’s receipt of the trial balances and all mortgage loan file data and documentation. The purchase price was based on the purchase price percentage of 1.305% (calculated by multiplying the purchase price percentage by the unpaid principal balance of the underlying Mortgage Loans as of the sale date).

After the sale date, an affiliate of Greenway will continue to service the loans with its subservicer, Valon. To effect the purchase and the subsequent transfer, Greenway has made customary representations and warranties, as well as, provided indemnification rights including for the servicer, subservicer or Greenway’s failure to comply with applicable requirements and accepted servicing practices relating to the servicing of the related Mortgage Loans or any breach of its representations, warranties or covenants in the RSPA, or any termination of the servicer as servicer for cause by Fannie Mae or Freddie Mac.

The Company financed the purchase of the MSRs, in part, with approximately $2.1 Million under its loan agreement with Western Alliance Bank. Greenway also provided the Company with financing in the amount of $2.4 Million. The terms of such financing with Greenway are currently being negotiated between the parties.

The RSPA has been filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on November 14, 2023. This summary description of the RSPA does not purport to be complete and is qualified in its entirety by reference to the agreement, which is incorporated herein by reference as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Reference Spread Payment Agreement, dated as of September 29, 2023, by and between Greenway Mortgage Holding Corporation and GlassBridge Enterprises, Inc. (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2024

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer